Exhibit 21

SUBSIDIARIES OF HYSTER-YALE MATERIALS HANDLING, INC.

The following is a list of active subsidiaries as of the date of the filing with the Securities and Exchange Commission of the Annual Report on Form 10‑K to which this is an Exhibit. Except as noted, all of these subsidiaries are wholly owned, directly or indirectly.

Name	Incorporation

Hiroshima Yale Co., Ltd.	Japan (50%)
Hyster-Yale Materials Handling GmbH	Germany
Hyster (H.K.) Limited	Hong Kong (PRC)
Hyster Overseas Capital Corporation, LLC	Delaware
Hyster Singapore Pte Ltd	Singapore
NACCO Materials Handling, B.V.	Netherlands
NACCO Materials Handling - Canada ULC	Canada
NACCO Materials Handling France S.A.R.L.	France
NACCO Materials Handling Group Brasil Ltda.	Brazil
NACCO Materials Handling Group, Inc.	Delaware
NACCO Materials Handling Group, Ltd.	United Kingdom
NACCO Materials Handling Group Pty, Ltd.	Australia
NACCO Materials Handling Group (UK) Pension Co. Ltd.	United Kingdom
NACCO Materials Handling Limited	United Kingdom
NACCO Materials Handling, SpA	Italy
NMHG Australia Holding Pty Ltd.	Australia
NMHG Distribution B.V.	Netherlands
NMHG Distribution Pty. Limited	Australia
NMHG Financial Services, Inc.	Delaware (20%)
NMHG India Engineering and Support Services Private Ltd.	India
NMHG Mauritius	Mauritius
NMHG Mexico S.A. de C.V.	Mexico
NMHG Oregon, LLC	Oregon
N.M.H. Holding B.V.	Netherlands
N.M.H. International B.V.	Netherlands
Nuvera Fuel Cells Europe Srl	Italy
Nuvera Fuel Cells, Inc.	Delaware
Onoda Industry Co. Ltd.	Japan (20%)
Proton Acquisition, LLC	Delaware
Shanghai Hyster Forklift, Ltd.	China (75%)
Shanghai Hyster International Trading Co. Ltd.	China
Shiga Yale Co., Ltd.	Japan (50%)
SNP Estate Corporation	Philippines (50%)
Suminac Philippines, Inc.	Philippines (50%)
Sumitomo NACCO Materials Handling Co., Ltd.	Japan (50%)
Sumitomo NACCO Materials Handling Sales Co., Ltd.	Japan (50%)
Sumitomo NACCO Materials Handling (Vietnam) Co., Ltd.	Vietnam (50%)
Tohoku Shinko Co., Ltd.	Japan (37%)
Tokai Shinko Co., Ltd.	Japan (15%)
Weil Corporation	Philippines (50%)
Yale Materials Handling UK Ltd.	United Kingdom